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                       PERCEPTRON, INC. AND SUBSIDIARIES
          EXHIBIT 11, STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                  Earnings Per Share
                                                              Three Months Ended March 31,
                                                              ------------------------------
                                                                   1996              1995
                                                              --------------      ----------
                                                               (as restated)


A.  Net income                                                 $     928,000      $  733,000
                                                               -------------      ----------

    Weighted average number of common shares outstanding           6,755,890       6,451,239

    Effect of the issuance of stock options and assumed
      exercise of stock options at prices which are lower
      than the average market price of the common shares
      during the period, using the treasury stock method             711,667         635,931
                                                               -------------      ----------

B.  Weighted average number of common shares and common
      equivalent shares for primary earnings per share             7,467,557       7,087,170
                                                               -------------      ----------

    Weighted average number of common shares outstanding           6,755,890       6,451,239

    Effect of the issuance of stock options and assumed
      exercise of stock options at prices which are lower
      than the market price of the common shares at the
      end of the period, using the treasury stock method             782,395         576,230


C.  Weighted average number of common shares and common
      equivalent shares for fully diluted earnings per share       7,538,285       7,027,469
                                                               -------------      ----------

    Primary earnings per share (A/B)                            $       0.12     $      0.10
                                                               =============      ==========

    Fully diluted earnings per share (A/C)                      $       0.12     $      0.10
                                                               ==============     ==========



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